Exhibit 10.2

TERM NOTE

$4,000,000.00	Minneapolis, Minnesota August 12, 2011

FOR VALUE RECEIVED, the undersigned, INTRICON CORPORATION, a Pennsylvania corporation, INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation, INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation, and INTRICON DATRIX CORPORATION (formerly known as Jon Barron, Inc.) (d/b/a Datrix), a California corporation (each a “Borrower” and collectively, the “Borrowers”), hereby JOINTLY AND SEVERALLY promise to pay to the order of THE PRIVATEBANK AND TRUST COMPANY, an Illinois state banking corporation (the “Bank”), the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), payable in periodic installments on the dates and in the amounts set forth in Loan Agreement (as hereinafter defined), with one final balloon payment on the Term Loan Maturity Date. The actual amount due and owing from time to time hereunder shall be evidenced by Bank’s records of receipts and disbursements with respect to the Term Loan, which shall, absent manifest error, be conclusive evidence of such amount.

Each Borrower further promises to pay interest on the aggregate unpaid principal amount hereof at the rates provided in the Loan Agreement from the date hereof until payment in full hereof. Accrued interest shall be payable on the dates specified in the Loan Agreement.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank’s office at 50 South 6th Street, Suite 1415, Minneapolis, MN 55402, or at such other place as may be designated by the Bank to the Borrowers in writing.

This Note is the Term Note referred to in, and evidences indebtedness incurred under, a Loan and Security Agreement dated as of August 13, 2009 (as previously amended, as further amended on or about the date hereof and as the same may be hereafter further amended, modified or supplemented from time to time, the “Loan Agreement”), among the Borrowers and the Bank, to which Loan Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrowers are permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

This Note amends, restates and replaces, but does not evidence repayment of or constitute a novation with respect to, that certain Term Note dated August 13, 2009 made payable jointly and severally by the Borrowers to the order of the Bank in the original principal amount of $3,500,000.00.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the date first set forth above.

BORROWERS:	INTRICON CORPORATION, a Pennsylvania corporation

	By:	/s/ Scott Longval
Scott Longval, Chief Financial Officer

INTRICON, INC. (formerly known as Resistance Technology, Inc.), a Minnesota corporation

	By:	/s/ Scott Longval
Scott Longval, Chief Financial Officer

INTRICON TIBBETTS CORPORATION (formerly known as TI Acquisition Corporation), a Maine corporation

	By:	/s/ Scott Longval
Scott Longval, Chief Financial Officer

INTRICON DATRIX CORPORATION (formerly known as Jon Barron, Inc.) (d/b/a Datrix), a California corporation

	By:	/s/ Scott Longval
Scott Longval, Chief Financial Officer

[Signature page to Term Note]